Exhibit 10.4

EXECUTION VERSION

HAT HOLDINGS II LIMITED GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to HASI CF I Borrower LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Borrower HASI”), HAT CF I Borrower LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Borrower HAT I”), and HAT CF II Borrower LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Borrower HAT II”, and together with Borrower HASI and Borrower HAT I, the “Borrowers”), by the lenders party to that certain Amended & Restated Loan Agreement (as defined in Annex A) from time to time, including without limitation Bank of America, N.A. (collectively the “Lender”), HAT Holdings II LLC, a limited liability company organized and existing under the laws of the State of Maryland (the “Guarantor”) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

1. Definitions. Terms used herein shall have the meanings set forth on Annex A attached hereto. Terms used but not defined in this Guaranty shall have the meanings set forth in that certain Amended & Restated Loan Agreement (PF), dated as of August 12, 2014, by and among the Borrowers and Bank of America, N.A., as administrative agent (in such capacity, and including any permitted successors or assigns, the “Administrative Agent”) and the Lenders (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”), and the rules of construction set forth therein shall apply hereto.

2. Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities (including without limitation the Obligations) of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Obligors to the Secured Parties, whether associated with any credit or other financial accommodation made to or for the benefit of the Obligors by the Secured Parties or otherwise and whenever created, arising, evidenced or acquired (including all renewals, extensions, amendments, refinancings and other modifications thereof and all reasonable and documented, out of pocket third-party fees costs and expenses, including attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof), in each case, under and pursuant to the Loan Documents, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or any other Obligor under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Obligor of any

Amended & Restated Loan Agreement (PF)

HAT Holdings II Limited Guaranty

proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Lender’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive, absent manifest error, for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Notwithstanding any other provision contained herein, enforcement of the Guarantor’s obligations hereunder shall be limited to the Collateral Agent’s exercise of remedies pursuant to that certain Pledge Agreement, dated as of the date hereof, among the Guarantor, Borrower HAT II, and The Bank of New York Mellon, as Collateral Agent.

3. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized and resident in the United States of America. The Guarantor shall make all payments hereunder in accordance with Section 5.7 of the Loan Agreement which provisions shall be herein incorporated by reference mutatis mutandis. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

4. Rights of Lender. The Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

5. Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of any Obligor or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lender) of the liability of any Obligor; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Obligors; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require a Secured Party to proceed against one or more of the Borrowers or other Obligors, proceed against or exhaust Party to any security for the Guaranteed Obligations, or pursue any other remedy in any Secured Party’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating

Amended & Restated Loan Agreement (PF)

HAT Holdings II Limited Guaranty

guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

6. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Obligors or any other person or entity is joined as a party.

7. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid in cash and performed in full and any commitments of the Lender or facilities provided by the Lender with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

8. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations, including, without limitation, any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Lender or facilities provided by the Lender with respect to the Guaranteed Obligations are terminated, as evidenced by a letter agreement among the Guarantor and the Administrative Agent (the “Payoff Letter”). Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Obligors or the Guarantor is made, or any Lender exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the applicable Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty in accordance with the Payoff Letter.

9. Subordination. Without in any way limiting the obligations of the Obligors under the Loan Documents, the Guarantor hereby subordinates the payment of all obligations and indebtedness of the Obligors owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Obligor to a Guarantor as subrogee of a Secured Party or resulting from the Guarantor’s performance under this Guaranty, to the

Amended & Restated Loan Agreement (PF)

HAT Holdings II Limited Guaranty

indefeasible payment in full in cash of all Guaranteed Obligations. If a Secured Party so requests, any such obligation or indebtedness of the Obligors to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent, for the benefit of the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty. For the avoidance of doubt, this Section 9 shall not be deemed to apply to any Restricted Payment to the Guarantor to the extent that such Restricted Payment is permitted to be distributed to the Guarantor in accordance with the Loan Documents.

10. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or any Borrower Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Secured Parties.

11. Expenses. The Guarantor shall pay within ten (10) Business Days of request all reasonable and documented out-of-pocket fees and expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Lender in any proceeding any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

12. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor. No failure by any Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Lender, Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of any Secured Party or any term or provision thereof.

13. Condition of Borrowers. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Obligors such information concerning the financial condition, business and operations of each Obligor as the Guarantor requires, and that no Secured Party has any duty, and the Guarantor is not relying on any Secured Party at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of any Obligor or any other guarantor (the guarantors waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Amended & Restated Loan Agreement (PF)

HAT Holdings II Limited Guaranty

14. Setoff. If and to the extent any payment is not made when due hereunder, the Administrative Agent and each Lender is authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all accounts and deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor, against any amount so due, whether or not such Lender shall have made any demand under any Loan Document and although such amount may be owed to a branch or office of the Administrative Agent or such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Administrative Agent and the Lender under this Section 14 are in addition to other rights and remedies (including other rights of setoff) that such Person may have. The Administrative Agent and the Lenders agree to use reasonable efforts to notify the Guarantor promptly after such setoff and application; provided that (i) the failure to give such notice shall not affect the validity of such setoff and application and (ii) neither the Administrative Agent nor any Lender shall have any liability in the event of any failure to give such notice.

15. Representations; Warranties and Covenants.

(a) General Representations and Warranties. In order to induce the Agents and Lenders to enter into the Loan Agreement and to make each Advance to be made thereby, the Guarantor represents and warrants to each Agent and Lender, on the A&R Effective Date and each Credit Date (to the extent required under the Loan Documents), as applicable, that the following statements are true and correct:

(i) Organization and Qualification. The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Guarantor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(ii) Power and Authority. The Guarantor is duly authorized to execute, deliver and perform its obligations under this Guaranty. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, limited liability company or partnerships, as applicable, action on the part of the Guarantor.

(iii) Enforceability. This Guaranty is a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(iv) No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereby do not and will not (a) violate in any material respect (i) any provision of any Applicable Law to the Guarantor, (ii) any of the Organizational Documents of the Guarantor, or (iii) any order, judgment or decree of any court or other agency of government binding on the Guarantor; (b) conflict with, result in a breach of or constitute (immediately or upon the giving of notice) a default in any material respect under any Contractual Obligation of the Guarantor; (c) result in or require the creation or

Amended & Restated Loan Agreement (PF)

HAT Holdings II Limited Guaranty

imposition of any material Lien upon any of the properties or assets of the Guarantor (other than any Liens permitted by or created under any of the Loan Documents in favor of Collateral Agent, on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners of the Guarantor except such approvals or consents which have been obtained on or prior to the date hereof and are in full force and effect.

(v) Process Agent. The Guarantor has irrevocably appointed an agent for service of process in the State of New York in accordance with Section 17, and has paid all required appointment fees for a period of one (1) year from the A&R Effective Date.

16. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of the Lender or any other Secured Party under this Guaranty, the Guarantor shall to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party from and against, and shall pay within ten (10) Business Days of request, any and all damages, losses, liabilities and reasonable and documented, out of pocket third party fees, costs and expenses (including attorneys’ fees and expenses) that may be suffered or incurred by any Secured Party in connection with or as a result of any failure of the Guarantor’s obligations under this Guaranty to be the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms; provided that the scope of the indemnity set forth in this Section 16 shall be limited to any and all claims that the Administrative Agent and Secured Parties could have asserted or demanded against the Guarantor in respect of the Guaranteed Obligations had the Guaranty been enforceable, plus any fees, costs and expenses associated with the enforcement and collection of this indemnity; provided further that the parties hereto agree that the Administrative Agent and Lenders are not waiving, and this limitation shall not be deemed or construed to be a waiver of, any rights, remedies or claims that the Administrative Agent or the Secured Parties could have asserted against the Guarantor under the Guaranty had the Guaranty been enforceable in accordance with its terms]. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty in accordance with the Payoff Letter.

17. Process Agent Appointment. WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE, THE GUARANTOR IRREVOCABLY APPOINTS CORPORATION SERVICES COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK; THE GUARANTOR AGREES THAT FAILURE BY ITS AGENT FOR SERVICE OF PROCESS TO NOTIFY THE GUARANTOR OF THE SERVICE OF PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED; AND THE GUARANTOR CONSENTS TO THE SERVICE OF PROCESS RELATING TO ANY SUCH PROCEEDINGS BY MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS SET FORTH HEREIN.

18. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit

Amended & Restated Loan Agreement (PF)

HAT Holdings II Limited Guaranty

of the Administrative Agent and each Lender and their successors and assigns and Administrative Agent and each Lender may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part (subject to the terms of the Loan Agreement). The Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York County, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Administrative Agent or any other Secured Party in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by the Guarantor. The Guarantor agrees that Administrative Agent and each Lender may, subject to its obligations under Section 15.13 of the Loan Agreement, disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Administrative Agent’s or such Lender’s possession concerning the Guarantor, this Guaranty and any security for this Guaranty. All notices and other communications to the Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the applicable Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantor in a written notice delivered to the Administrative Agent at such office as the Administrative Agent may designate for such purpose from time to time in a written notice to the Guarantor.

19. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

21. Performance. If any performance (other than payment) under this Guaranty is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day.

22. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

23. Bankruptcy. The Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or

Amended & Restated Loan Agreement (PF)

HAT Holdings II Limited Guaranty

proceeding under any Debtor Relief Laws (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantor and beneficiaries that the Guaranteed Obligations which are guaranteed by the Guarantor pursuant hereto should be determined without regard to any rule of law or order which may relieve Obligors of any portion of such Guaranteed Obligations. The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

24. Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, the Guarantor’s liability hereunder shall be limited to the amount which could be claimed by Agent and Secured Parties from the Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

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Amended & Restated Loan Agreement (PF)

HAT Holdings II Limited Guaranty

IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date set forth below.

Executed this 12 day of August, 2014.

HAT HOLDINGS II LLC

By:	/s/ Jeffrey W. Eckel

Jeffrey W. Eckel, President

Address:	1906 Towne Centre Blvd, Suite 370,
Annapolis, MD 21401

Attention: Legal Department

Email: legaldepartment@hannonarmstrong.com

Facsimile: 410-571-6199

Signature Page to HAT Holdings II Limited Guaranty (PF)

ANNEX A

DEFINITIONS

The following terms in this Guaranty shall have the meanings set forth below:

“Administrative Agent” has the meaning set forth in the preamble to the Guaranty.

“Borrower” or “Borrowers” has the meaning set forth in the preamble to the Guaranty.

“Collateral Agent” has the meaning set forth in the preamble to the Guaranty.

“Debtor Relief Laws” has the meaning set forth in Section 2.

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Guarantor” has the meaning set forth in the preamble to the Guaranty.

“Guaranty” means this HAT Holdings II Limited Guaranty, dated as of August 12, 2014, issued by the Guarantor.

“Lender” has the meaning set forth in the preamble to the Guaranty.

“Loan Agreement” has the meaning set forth in Section 1.

“Payoff Letter” has the meaning set forth in Section 8.

Amended & Restated Loan Agreement (PF)

Amended & Restated HAT Holdings II Limited Guaranty

A-1